CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2014, relating to the financial statements of Solaris Power Cells, Inc. (the “Registrant”) appearing in the Registrant’s Transition Report on Form 10-K for the year ended, filed pursuant to Section 13 or 15(d) of the Exchange Act, filed on March 28, 2014.

Bingham Farms, Michigan	/s/ Silberstein Ungar, PLLC
October 9, 2014	Silberstein Ungar, PLLC